Exhibit 99.1
RingCentral Announces Second Quarter 2023 Results
Q2'23 results exceed high end of guidance across all key metrics
Announces CEO succession

Belmont, Calif. – August 7, 2023 – RingCentral, Inc. (NYSE: RNG), a leading provider of AI-powered global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the second quarter ended June 30, 2023.
Second Quarter Financial Highlights
•Total revenue increased 11% year over year to $539 million.
•Subscriptions revenue increased 11% year over year to $514 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 12% year over year to $2.22 billion.
•Mid-market and Enterprise ARR increased 13% year over year to $1.37 billion.
•GAAP operating margin of (8.4%), compared to (22.1%) in the prior year.
•Non-GAAP operating margin of 19.4%, up 800 basis points year-over-year and a quarterly record

“It was another solid quarter, as revenue and operating margin were both above our guidance,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “We remain focused on delivering healthy growth and expanding profitability, while also continuing to invest in innovation to bolster our leading position in the cloud communications market.”

“Our focus on profitability and efficiency has allowed us to meaningfully accelerate the attainment of our near term free cash flow goal” said Sonalee Parekh, RingCentral's CFO. “We expect to generate $270 to $290 million of adjusted, unlevered free cash flow in 2023, much earlier than previously anticipated.”
Financial Results for the Second Quarter 2023
•Revenue: Total revenue was $539 million for the second quarter of 2023, up from $487 million in the second quarter of 2022, representing 11% growth. Adjusted for constant currency, total revenue rose 11%. Subscriptions revenue of $514 million increased 11% year over year and accounted for 95% of total revenue. Adjusted for constant currency, subscriptions revenue rose 11%.
•Operating Income (Loss): GAAP operating loss was ($45) million, compared to ($108) million in the same period last year. Non-GAAP operating income was $104 million, or 19.4% of total revenue, compared to $55 million, or 11.3% of total revenue, for the second quarter of 2022.
•Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2023 was $125 million, or 23.2% of total revenue, compared to $73 million, or 14.9% of total revenue, for the second quarter of 2022.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.23), compared to ($1.68) in the same period last year. Diluted non-GAAP net income per share was $0.83, compared to $0.45 per share in the same period last year. The second quarters of 2023 and 2022 reflected an approximately 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the second quarter of 2023 was $225 million. This compares to $275 million at the end of the first quarter of 2023. Our cash balance reflects approximately $100 million in cash paid during the second quarter of 2023 for the repurchase of shares under the plan announced in February 2023, as well as $27 million for the repurchase of our 0% Convertible Senior Notes due 2025.
Financial Outlook
Full Year 2023 Guidance:
•Maintaining subscriptions revenue range of $2.086 to $2.104 billion, representing annual growth of 11%.
•Maintaining total revenue range of $2.187 to $2.205 billion, representing annual growth of 10% to 11%.
•GAAP operating margin range of (8.0%) to (6.3%) versus (7.9%) to (6.6%) previously.
•Raising non-GAAP operating margin range to 18.5% to 19.0%, up from at least 18.5% previously.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $3.11 to $3.25 based on 99.0 million to 98.0 fully diluted shares. This outlook includes our estimate for interest expense, net, as we drew on our term loan facility in May 2023. This compares to $3.19 to $3.25 based on 99.0 million to 98.0 fully diluted shares, which did not include estimated interest expense, net.
•Share-based compensation range of $395 to $415 million.
•Amortization of acquired intangibles of $149 million.
•Third-party relocation and other costs, net, of $5 million.
•Restructuring costs of $9 to $10 million.
Third Quarter 2023 Guidance:
•Subscriptions revenue range of $526 to $530 million, representing year-over-year growth of 9% to 10%.
•Total revenue range of $552 to $556 million, representing year-over-year growth of 8% to 9%.
•GAAP operating margin range of (9.1%) to (7.3%).
•Non-GAAP operating margin of 18.0% to 18.5%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.75 to $0.78 based on 98.5 to 97.5 million fully diluted shares.
•Share-based compensation range of $105 to $110 million.
•Amortization of acquired intangibles of $38 million.
•Restructuring costs of $1 to $2 million.
CEO Succession
RingCentral separately announced a CEO succession under which Tarek Robbiati, a member of the RingCentral Board of Directors since December 2022 and Chief Financial Officer and EVP of Finance and Strategy of Hewlett Packard Enterprise, will succeed Shmunis as CEO, effective August 28, 2023.
Please see our separate press release regarding the succession.
Additional Highlights
•Announced the launch of RingCX, a native, intelligent contact center. RingCX is an easy to deploy and use solution that seamlessly integrates with RingCentral MVP (message, video, phone) for a complete native omnichannel experience.
•Announced the launch of RingSense for Phone. Leveraging generative AI, RingSense for Phone enables organizations to turn their voice conversation data into powerful insights that will enhance productivity and unlock business outcomes. Additionally, the Company announced that it has added new feature enhancements to RingSense for Sales.

•Announced the acquisition of select assets from Hopin, a leading provider of online audience engagement technology, including its flagship Events platform and Session product. With this acquisition, our video suite - which now includes RingCentral Video, RingCentral Rooms and RingCentral Webinar - will be extended to include hosting and management of virtual and hybrid events, all at competitive pricing.
•The Company passed key regulatory verifications by the Department of Telecommunications (DOT) India and Telecom Regulatory Authority of India (TRAI), enabling multinational organizations with a presence in India to access cloud phone capabilities for streamlined communication with customers, partners, and employees. This allows the Company to be the first global cloud provider to offer fully compliant cloud phone services in India.
•Announced that the Company had entered into individual, privately negotiated repurchase transactions with certain holders of the Company’s 0% Convertible Senior Notes due 2025 (the “2025 Notes”). Pursuant to the Note Repurchases, the Company paid approximately $427 million in cash to repurchase approximately $461 million aggregate principal amount of the 2025 Notes using amounts drawn under the Company’s term loan facility, together with cash on hand.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2023, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
We have not reconciled adjusted, unlevered free cash flow guidance to net cash provided by (used in) operating activities because we do not provide guidance on the reconciling items between net cash provided by (used in) operating activities and adjusted, unlevered free cash flow due to the uncertainty regarding, and the potential variability of, these items. Accordingly, a reconciliation of net cash provided by (used in) operating activities to adjusted, unlevered free cash flow guidance is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the second quarter of 2023 and outlook for the third quarter and full year of 2023.
•When: Monday, August 7, 2023 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q2 2023 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on August 14, 2023, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10180223.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.

About RingCentral

RingCentral is a leading global provider of cloud-based business communications and collaboration solutions that seamlessly combine phone, messaging, video meetings, and contact center. RingCentral empowers customers with AI-powered conversation intelligence that unlocks insights from their interaction data to accelerate business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

© 2023 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP adjusted, unlevered free cash flow, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions, including our recently announced acquisition of select assets from Hopin; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP adjusted, unlevered free cash flow, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain)

associated with investments, loss (gain) on early extinguishment of debt, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

Non-GAAP adjusted, unlevered free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software, strategic partnerships, restructuring and other nonrecurring payments, and cash paid for interest. We believe information regarding adjusted, unlevered free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.

We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP adjusted, unlevered free cash flow, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, and Non-GAAP adjusted, unlevered free cash flow provide useful measure for period-to-period comparisons of our business.

The Company has provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP adjusted, unlevered free cash flow, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, and net monthly subscription dollar retention rate. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our net monthly subscription dollar retention rate as (i) one plus (ii) the quotient of dollar net change divided by average monthly recurring subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$225,351	$269,984
Accounts receivable, net	322,191	311,318
Deferred and prepaid sales commission costs	170,536	158,865
Prepaid expenses and other current assets	85,465	55,849
Total current assets	803,543	796,016
Property and equipment, net	185,806	185,400
Operating lease right-of-use assets	31,339	35,433
Deferred and prepaid sales commission costs, non-current	403,714	438,579
Goodwill	54,575	54,335
Acquired intangibles, net	457,434	528,051
Other assets	23,949	35,848
Total assets	$1,960,360	$2,073,662
Liabilities, Temporary Equity, and Stockholders' Deficit
Current liabilities
Accounts payable	$36,739	$62,721
Accrued liabilities	308,402	380,113
Current portion of long-term debt, net	20,000	—
Deferred revenue	227,211	209,725
Total current liabilities	592,352	652,559
Long-term debt, net	1,558,794	1,638,411
Operating lease liabilities	16,596	20,182
Other long-term liabilities	65,010	45,848
Total liabilities	2,232,752	2,357,000

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders' deficit
Common stock	9	10
Additional paid-in capital	1,143,124	1,059,880
Accumulated other comprehensive loss	(5,197)	(8,781)
Accumulated deficit	(1,609,777)	(1,533,896)
Total stockholders' deficit	$(471,841)	$(482,787)
Total liabilities, temporary equity and stockholders’ deficit	$1,960,360	$2,073,662

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Subscriptions	$513,632	$462,984	$1,021,926	$902,911
Other	25,673	23,912	51,068	51,641
Total revenues	539,305	486,896	1,072,994	954,552
Cost of revenues
Subscriptions	136,067	131,022	272,492	260,711
Other	28,350	27,168	52,601	52,953
Total cost of revenues	164,417	158,190	325,093	313,664
Gross profit	374,888	328,706	747,901	640,888
Operating expenses
Research and development	80,280	96,518	165,521	186,792
Sales and marketing	264,443	265,398	524,655	519,853
General and administrative	75,227	74,554	157,318	145,549
Total operating expenses	419,950	436,470	847,494	852,194
Loss from operations	(45,062)	(107,764)	(99,593)	(211,306)
Other income (expense), net
Interest expense	(5,118)	(1,203)	(7,330)	(2,435)
Other income (expense)	35,651	(49,500)	41,080	(94,719)
Other income (expense), net	30,533	(50,703)	33,750	(97,154)
Loss before income taxes	(14,529)	(158,467)	(65,843)	(308,460)
Provision for income taxes	6,953	1,048	10,038	2,027
Net loss	$(21,482)	$(159,515)	$(75,881)	$(310,487)
Net loss per common share
Basic and diluted	$(0.23)	$(1.68)	$(0.79)	$(3.27)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	95,339	95,130	95,528	94,854

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(75,881)	$(310,487)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	115,556	122,201
Share-based compensation	202,851	198,119
Unrealized loss on investments	1,646	98,045
Amortization of deferred and prepaid sales commission costs	65,160	50,068
Amortization of debt discount and issuance costs	2,398	2,232
Gain on early extinguishment of debt	(31,107)	—
Reduction of operating lease right-of-use assets	10,175	9,857
Provision for bad debt	4,940	7,103
Other	(1,632)	1,736
Changes in assets and liabilities:
Accounts receivable	(15,813)	(27,832)
Deferred and prepaid sales commission costs	(62,153)	(108,349)
Prepaid expenses and other assets	(2,773)	(1,984)
Accounts payable	(38,890)	28,494
Accrued and other liabilities	17,459	20,147
Deferred revenue	17,486	30,594
Operating lease liabilities	(10,198)	(10,271)
Net cash provided by operating activities	199,224	109,673
Cash flows from investing activities
Purchases of property and equipment	(13,160)	(15,489)
Capitalized internal-use software	(25,964)	(26,232)
Purchases of intangible assets and long-term investments	—	(3,990)
Net cash used in investing activities	(39,124)	(45,711)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	10,887	10,889
Payments for taxes related to net share settlement of equity awards	(3,986)	(3,182)
Payments for repurchase of common stock	(174,570)	(25,004)
Proceeds from issuance of term loan, net of issuance costs	394,394	—
Payments for repurchase of convertible senior notes	(427,304)	—
Repayment of financing obligations	(3,291)	(3,092)
Payment of contingent consideration	(973)	(1,538)
Net cash used in financing activities	(204,843)	(21,927)
Effect of exchange rate changes	110	(2,700)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(44,633)	39,335
Cash, cash equivalents, and restricted cash
Beginning of period	269,984	267,162
End of period	$225,351	$306,497

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Subscriptions	$513,632	$462,984	$1,021,926	$902,911
Other	25,673	23,912	51,068	51,641
Total revenues	539,305	486,896	1,072,994	954,552
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	136,067	131,022	272,492	260,711
Share-based compensation	(6,753)	(6,648)	(13,704)	(13,844)
Amortization of acquired intangibles	(36,639)	(42,758)	(73,279)	(85,859)
Third-party relocation and other costs	(12)	(1,155)	(12)	(1,155)
Restructuring costs	(232)	(156)	(637)	(156)
Non-GAAP Subscriptions cost of revenues	92,431	80,305	184,860	159,697

GAAP Other cost of revenues	28,350	27,168	52,601	52,953
Share-based compensation	(2,393)	(2,231)	(4,512)	(4,639)
Amortization of acquired intangibles	(22)	(19)	(44)	(31)
Restructuring costs	(39)	—	(52)	—
Non-GAAP Other cost of revenues	25,896	24,918	47,993	48,283
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.0%	82.7%	81.9%	82.3%
Non-GAAP Other	(0.9)%	(4.2)%	6.0%	6.5%
Non-GAAP Gross profit	78.1%	78.4%	78.3%	78.2%
Operating expenses reconciliation
GAAP Research and development	80,280	96,518	165,521	186,792
Share-based compensation	(23,298)	(23,761)	(47,228)	(48,159)
Third-party relocation and other costs	(1,504)	(12,541)	(1,563)	(16,092)
Restructuring costs	(1,053)	(89)	(2,487)	(339)
Non-GAAP Research and development	54,425	60,127	114,243	122,202
As a % of total revenues non-GAAP	10.1%	12.3%	10.6%	12.8%

GAAP Sales and marketing	264,443	265,398	524,655	519,853
Share-based compensation	(40,734)	(39,697)	(78,776)	(81,610)
Amortization of acquired intangibles	(834)	(915)	(1,395)	(1,852)
Third-party relocation and other costs	(15)	(14)	(15)	(14)
Restructuring costs	(1,370)	(737)	(3,969)	(937)
Non-GAAP Sales and marketing	221,490	224,035	440,500	435,440
As a % of total revenues non-GAAP	41.1%	46.0%	41.1%	45.6%

GAAP General and administrative	75,227	74,554	157,318	145,549
Share-based compensation	(33,149)	(29,982)	(63,402)	(56,413)
Third-party relocation and other costs	(541)	(1,634)	(3,628)	(2,944)
Restructuring costs	(912)	(594)	(1,336)	(1,083)
Non-GAAP General and administrative	40,625	42,344	88,952	85,109
As a % of total revenues non-GAAP	7.5%	8.7%	8.3%	8.9%

Income (loss) from operations reconciliation
GAAP loss from operations	(45,062)	(107,764)	(99,593)	(211,306)
Share-based compensation	106,327	102,319	207,622	204,665
Amortization of acquired intangibles	37,495	43,692	74,718	87,742
Third-party relocation and other costs	2,072	15,344	5,218	20,205
Restructuring costs	3,606	1,576	8,481	2,515
Non-GAAP Income from operations	104,438	55,167	196,446	103,821
Non-GAAP Operating margin	19.4%	11.3%	18.3%	10.9%

Depreciation and amortization	20,544	17,579	40,838	34,459
Non-GAAP Adjusted EBITDA	124,982	72,746	237,284	138,280
As a % of total revenues non-GAAP	23.2%	14.9%	22.1%	14.5%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) reconciliation
GAAP net loss	$(21,482)	$(159,515)	$(75,881)	$(310,487)
Share-based compensation	106,327	102,319	207,622	204,665
Amortization of acquired intangibles	37,495	43,692	74,718	87,742
Third-party relocation and other costs, net	2,072	15,330	1,709	20,191
Restructuring costs	3,606	1,576	8,481	2,515
Amortization of debt discount and issuance costs	1,279	1,116	2,398	2,232
Loss associated with investments	—	48,769	1,646	94,245
Gain on early extinguishment of debt	(31,107)	—	(31,107)	—
Intercompany remeasurement (gain) loss	(1,901)	456	(1,886)	484
Income tax expense effects	(16,276)	(10,986)	(34,453)	(21,286)
Non-GAAP net income	$80,013	$42,757	$153,247	$80,301
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	95,339	95,130	95,528	94,854
Effect of dilutive securities	1,340	932	1,252	1,002
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	96,679	96,062	96,780	95,856

Diluted net income (loss) per share
GAAP net loss per share	$(0.23)	$(1.68)	$(0.79)	$(3.27)
Non-GAAP net income per share	$0.83	$0.45	$1.58	$0.84

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP ADJUSTED, UNLEVERED FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$90,691	$50,678	$199,224	$109,673
Less:
Capitalized expenditures	(17,805)	(21,278)	(39,124)	(41,721)
Strategic partnerships	—	—	(33,250)	—
Add:
Restructuring and other payments	4,322	1,394	11,422	1,394
Cash paid for interest	3,366	89	3,429	220
Non-GAAP adjusted, unlevered free cash flow	$80,574	$30,883	$141,701	$69,566

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2023		FY 2023
	Low Range	High Range	Low Range	High Range
GAAP revenues	552.0	556.0	2,187.0	2,205.0

GAAP loss from operations	(50.1)	(40.6)	(174.1)	(138.8)
GAAP operating margin	(9.1%)	(7.3%)	(8.0%)	(6.3%)
Share-based compensation	110.0	105.0	415.0	395.0
Amortization of acquired intangibles	37.5	37.5	148.5	148.5
Third-party relocation and other costs, net	—	—	5.2	5.2
Restructuring costs	2.0	1.0	10.0	9.0
Non-GAAP income from operations	99.4	102.9	404.6	419.0
Non-GAAP operating margin	18.0%	18.5%	18.5%	19.0%